Joint Venture Agreement between Navoiazot and Carbon MPV Limited with respect to abating N2O

This agreement relates to a joint venture carbon credit project and is entered into in Tashkent on 26 November 2009 between:

1. OAO Navoiazot (“Navoiazot”), which is a legal person under applicable Uzbekistan law with an address at 210105, Navoi, Navoi - 5 and

2. Carbon MPV Limited (“MPV”), a Cyprus company with an address at 7 Gregory Afxentiou Avenue, Francis Court, Suite 11-12B, PO Box 40154, 6301 Larnaca, Cyprus (the “Parties”).

Taking into consideration that:

a. the Parties signed a binding memorandum on 29 April 2009 (“MoU”) and an agreement dated 16 September 2009 (the “First Agreement”) in connection with which the Parties jointly studied the possibility of implementing a project (the “Project”) to reduce emissions of N2O from the production of nitric acid at Navoi Azot, Production Line No. 5 in accordance with and pursuant to the rules of the CDM of the Kyoto Protocol to the UNFCCC and as a tertiary abatement project in accordance with AM0028;

b. the Parties further agree to develop the Project on the basis of the foregoing and the following conditions.

Now, therefore, the Parties have agreed as follows:

Article 1. Granted Rights

1.1 Manner of Submitting the PIN. As the Project initiator, MPV will submit the PIN to the National Organ of Uzbekistan for CDM Projects and will select and enter into a contract with a designated operational entity (DOE) for validation, verification and certification of the Project.

1.2 PDD. MPV will prepare the PDD, which shall include the data on the baseline scenario that is required for validation of the PDD. Preparation of the PDD shall commence after this Agreement has been signed. MPV shall coordinate with the relevant DOE any pre-monitoring for the Project and, afterwards, the Parties will discuss and agree a time period for completing the PDD.

1.3 Approval of the Uzbekistan Designated National Authority (DNA). Navoiazot will obtain the necessary approvals from the Uzbekistan DNA and perform all obligations within Uzbekistan relating to licensing, permits, agreements, concessions and authorisations required for the Project.

1.4 Receipt of registration and other approvals for the Project. Both Parties will use reasonable endeavours to register the Project and obtain all other approvals for the Project. The Parties will also accomplish all necessary actions to affirm the Project in the country of the purchaser of the CERs to be produced by the Project in accordance with the Kyoto Protocol (KP). The Parties will work closely with the DOE and facilitate with respect to validation, registration, verification, certification of the emissions reduction and issue of the Project’s CERs by the Executive Board of the UN.

1.5 Action Plan for Monitoring. MPV in coordination with Navoiazot will prepare a monitoring plan in accordance with the KP (“Monitoring Plan”). Navoiazot will implement the Monitoring Plan and will conduct the monitoring required thereby.

1.6 Communications. Both Parties agree that MPV will be the focal point for all communications relating to the Project with all international commissions, bureaus, departments, administrative agencies, regulatory authorities in order to achieve the goals of the UNFCCC (collectively “International Agencies”), including, but not limited to, communications relating to the allocation of CERs. MPV will inform Navoiazot of all communications with International Agencies relating to the Project.

1.7 Transfer of CERs. Navoiazot agrees to support MPV’s request that it have the authority to allocate all CERs obtained from the Project to its own registry account or the registry account of a third party purchaser.

Article 2. Entry into force and term

The Parties agree that additional authorisation is required prior to preparing and submitting all documentation and taking the various actions required for the Project as described more fully in Articles 1-7 and that all agreements described in Article 10 are conditional upon the performance of all preliminary actions described below:
a) receipt of approval of the Supervisory Board of Navoiazot and the board of directors of MPV; and
b) receipt of approval from the Uzbekistan DNA and any other required Uzbekistan authorities of the Project PIN.

The Parties agree that all documentation or actions required for the Project described in Articles 1-7 below and any other agreements to be entered into in connection with the Project (as described in Article 10 below) will not conflict with the terms and conditions of this Agreement.

Article 3. Services to be provided by MPV

3.1. MPV will provide Navoiazot the following services (Services):

a) PIN, PDD and registration of the Project, as described in sub-articles 1.1. , 1.2 & 1.4 above;
b) financing the expenses described in Article 5;
c) provision of data required for the installation of monitoring and other required equipment;
d) delivery of measurement equipment, equipment for processing and storing data and a means for transferring data, together with all technical documentation, required for the Project;
e) taking of measurements of instrumentation to be used in the Project as required by Uzbekistan legislation and submission thereof to the Uzbekistan State Registry;
f) delivery of other required equipment and the catalyst together with all technical documentation; and
g) marketing and sale of CERs in accordance with Article 6 hereof.

Article 4. Acquisition of equipment and catalyst for the Project

4.1 MPV will purchase and deliver equipment and catalyst for the Project pursuant to a tender process in accordance with the laws of Uzbekistan and in coordination with the engineers of the factory and the Supervisory Committee of Navoiazot.

4.2 The technical conditions relating to the Project equipment, including monitoring equipment, will be prepared jointly by MPV and Navoiazot and will correspond to the relevant methodology approved by the UN.

Article 5. General Expenses, Exploitation Costs and Provision of Means to Abate N2O

5.1 The following items will be considered General Expenses to be financed by MPV and to be reimbursed to MPV out of the proceeds to be received from the sale of CERs:

Costs to be financed by MPV

5.1.1 Commercial Proposal
5.1.2 PDD;
5.1.3 validation;
5.1.4 initial verification;
5.1.5 registration with the UN;
5.1.6 verification of the first issue of CERs;
5.1.7 equipment for tail gas system, including the catalyst;
5.1.8 cost of the tertiary catalyst until the issuance of CERs, including installation;
5.1.9 project management work required in connection with installing the catalyst and all related systems and equipment;
5.1.10 spare parts for items 5.1.6 and 5.1.14;
5.1.11 spare parts for maintenance/special instruments for 5.1.6;
5.1.12 cost of project and installation work, cost of fine-tuning equipment for the tail gas system, which will be per-formed by the factory;
5.1.13 cost of servicing and maintaining the monitoring system;
5.1.14 transportation expenses;
5.1.15 exploitation costs (natural gas, electricity and servicing) before receipt of CERs;

5.1.16 cost of monitoring equipment corresponding to AM0028; &
5.1.17 customs duties and all other applicable taxes imposed on any equipment and local workers prior to the receipt of CERs.

Expenses to be financed out of CER revenues

5.1.18 preparation of the PDD for the second and third crediting periods;
5.1.19 verification of the second and subsequent issuances of CERs;
5.1.20 amounts of CERs to be allocated to the UN;
5.1.21 other Project expenses to be incurred in Uzbekistan to be agreed by both Parties;
5.1.22 customs duties and all other applicable taxes imposed on the import of any equipment and local workers; &
5.1.23 exploitation expenses (natural gas, electricity and servicing) after receipt of CERs.

5.2. The Parties will reach agreement with respect to exploitation costs prior to applying to register the Project with the Executive Board of the CDM.

Article 6. Marketing and sale of CERs

6.1 Both Parties agree that marketing of CERs will be accomplished in a transparent manner that is acceptable to both Parties. The Parties will discuss and agree the details of the relevant procedures.

6.2 Except as follows, both Parties agree not to sell, transfer, license, dispose, gift or engage with third parties in any manner with respect to the Project’s CERs. The Parties agree to conduct any such transactions only in accordance with the agreement on CER marketing and sale to be entered into subsequently by the Parties and which will become an integral part of this Agreement.

6.3 Marketing strategy and sale of CERs will be determined and agreed pursuant to a separate agreement in accordance with Article 10 hereof.

6.4. MPV and Navoiazot jointly agree to seek the most effective disposal of the Project’s CERs on the basis of transparent procedures and at prices that are not less than prevailing market prices.

Article 7. Reimbursement of Expenses and Allocation of Profit

7.1 Both Parties agree to divide the CERs from the Project in the following manner:

The General Expenses described in Article 5 will be reimbursed from the revenue to be received from the sale of CERs. In this connection, each year, an amount sufficient to cover the relevant expenses will be deducted from any CER revenue and reimbursed to the relevant Party until 100% of such expenses have been reimbursed. Any remaining revenues will be allocated amongst the Parties in accordance with sub-article 7.3 below.

7.2 If not otherwise stipulated in writing, each Party will bear its own expenses relating to the Project, including but not limited to, costs associated with this Agreement.

7.3 On the condition that MPV fulfils its obligations in Articles 3 and 6 and after reimbursing all relevant costs (described in Article 5), all remaining CER revenues will be allocated amongst the Parties in accordance with and pursuant to a separate written agreement described in Section 10.3 below.

7.4 If any Party ceases its performance hereunder in accordance with Article 11, any losses or expenses of the Parties will be for the account of the relevant Party in accordance with sub-article 7.2 above.

7.5 Both Parties will receive their respective share of CER revenue in accordance with arrangements to be made by the Parties relating to bank accounts and wire transfers.

Article 8. Exclusivity

Both Parties agree that after receipt of relevant Uzbekistan approvals, neither Party will enter into any discussions with any other parties relating to participating in the Project without the written consent of the other Party.

Article 9. Confidentiality

9.1. For so long as this Agreement is in force and for 5 years after its termination, the Parties agree to keep confidential all information marked as confidential received from the other Party and not to disclose such information without the consent of the Party. Nor will either party use any confidential information other than for the purposes of this Agreement.

9.2. For the avoidance of doubt, confidential information will include all documents, data, technical information, business, financial and other information, written or oral, disclosed in connection with this Project with the exception of documents, data and/or information that:
a) when disclosed or subsequently, is or becomes public information (not including as a result of a breach of this Agreement);
b) was in the possession of the disclosing Party prior to its receipt from the other Party; and
c) was received from a third-party and is not subject to any limitations on its disclosure.

9.3 Notwithstanding the foregoing, the receiving Party may disclose confidential information to its counsel, technical or commercial consultants and its partners (collectively “Consultants”) for the purpose of implementing the Project on the condition that the receiving Party inform its Consultants of the confidential nature of such information and bind the Consultant to observe the provisions contained in this Article 9.

Article 10. Additional Agreements

Both Parties are willing to continue further work in connection with the Project so that prior to the delivery to the UN of an application to register the Project, the following agreements will be signed and become an integral part of this Agreement:

10.1 Agreement on Financing the System of N2O Abatement, which will determine the conditions, terms and procedures of financing expenses incurred for the Project as described in Article 5 hereof.

10.2 Agreement on Marketing and Sale of CERs, which will determine the strategy of marketing, the principles of sale of CERs and the movement of funds in accordance with the conditions set out in Article 6 hereof.

10.3 Agreement on Reimbursement of Expenses, Allocation of Profit and Covering Losses, which will determine the procedures and terms of expense reimbursement and profit allocation in accordance with Article 7 hereof.

10.4 Agreement on Banking Procedures, which will determine the manner in which MPV and Navoiazot will contribute funds to the Project and receive funds from CER revenues in accordance with the procedures of the CDM.

Article 11. Term and Termination

11.1 This Agreement remains in force for the longer of the (i) so long as the Kyoto Protocol is in force (as amended or extended) or (ii) so long as there is a market for the CERs to be produced by the Project.

11.2 Notwithstanding anything to the contrary contained herein, either Party may terminate this Agreement by written notice to the other Party in the event of a material breach of this Agreement and the failure to cure such breach within 14 days of receipt of notice thereof.

11.3 Notwithstanding any cessation of this Agreement, the right to receive profit in accordance with sub-article 7.3 and the obligation to perform any unperformed obligations remain in force and survives any termination hereof.

11.4. The termination of this Agreement in accordance with the foregoing will be without prejudice to Article 9 hereof, which will also remain in force notwithstanding any termination.

Article 12. Force Majeure

The failure to perform or delay in performance shall not constitute a breach of this Agreement if such failure or delay is caused by force majeure circumstances. The Party that is subject to force majeure circumstances shall within 3 days of learning thereof inform the other Party in writing and supply supporting documents or evidence. Force majeure circumstances shall include events that are beyond the control of a Party or are extraordinary events that delay or render performance unfeasible or impossible. In particular, such circumstances will include any of the following: (a) natural calamity (e.g., lightning, earthquake, flood, mudslide, etc.), fire, accident, explosion, epidemic and quarantine; (b) military conflict, blocade, revolution, diversion, armed revolt or extraordinary events taking place in the relevant region; (c) strikes and other labour conflicts; and (d) any other event, reason or circumstance analogous to the foregoing and that is beyond the control of the Parties.

Article 13. Amendments to this Agreement

13.1 Any changes to this Agreement will be accomplished by means of supplemental written agreements between the Parties.

13.2 Navoiazot agrees that MPV may transfer its right, title and interest in, to and under this Agreement to a third party who provides financing for the Project.

Article 14. Governing Law and Dispute Resolution

14.1 This Agreement is governed by the law of Uzbekistan without regard for its conflict of laws principles. Disputes arising under this Agreement, to the extent they are not regulated by Uzbekistan law, shall be settled in arbitration in accordance with the rules and procedures of the London Court of International Arbitration. The decision of the arbiter shall be final.

14.2 This Agreement shall also be subject to the legal principle of “pacta sunt servanda” (agreements should be performed).

14.3 Each Party agrees to try to resolve all disputes and conflicts that arise between them in connection with this Agreement through timely negotiations. If the Parties do not resolve their conflict within 90 days, such conflict may be referred to arbitration in accordance with Section 14.1 above.

Article 15. Other Conditions

15.1 The entry into and delivery of this Agreement has been approved by the management of ach Party.

15.2 Navoiazot and MPV agree that MPV is and may be referred to in any Project documentation a Project Participant.

15.3 This Agreement constitutes the entire understanding between the parties and supersedes any prior communications, representations or agreements, whether oral or in writing, regarding the same matter between them.

15.4 The Project participants shall be subject to taxation in accordance with applicable Uzbekistan legislation.

15.5 The unenforceability of any provision of this Agreement shall be without prejudice of the efficacy of the remaining provisions. Any unenforceable provision shall be replaced by such enforceable provisions as comes nearest in its commercial effect to the unenforceable provision and the mutual will of the parties.

Article 15. Notice

All official notices, requests and other communications relating to this Agreement shall be in writing in Russian or, upon agreement of the Parties, in English and will be considered received on the date of their dispatch (if delivered personally) or the date of their receipt (if sent by courier).

IN WITNESS WHEREOF, this Agreement is executed by each party by its duly authorized representative on the date set forth above.

OAO Navoiazot
___________________________
Bogrisov
Chairman of the Board
OAO Navoiazot

Carbon MPV Limited
_____________________________
Mark Radom
General Director
Carbon MPV Limited